Exhibit 99.2

FOR IMMEDIATE RELEASE

SBA Communications Announces Acquisition of 800 Towers in Brazil

Boca Raton, Florida, December 26, 2012

SBA Communications Corporation (NASDAQ: SBAC) (“SBA” or the “Company”) announced today it has launched operations in Brazil and on December 20, 2012, acquired 800 freestanding wireless towers from one of the leading broadband wireless carriers in Brazil. The consideration for the acquisition is R$362.8 million payable from cash on hand and borrowings under the Company’s Revolving Credit Facility. SBA expects these assets will produce approximately R$19 to R$23 million in Tower Cash Flow for the full calendar year 2013 and be immediately accretive to AFFO per share.

“We are very pleased to have acquired these assets”, commented Jeffrey A. Stoops, SBA’s President and Chief Executive Officer. “We are excited to begin operations in Brazil. This acquisition provides us with a national footprint of high quality towers, including leasing arrangements with all of the major broadband wireless providers, and establishes us as a substantial independent tower owner in an attractive and high growth market”.

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding (1) the Company’s expectations regarding the amount of 2013 tower cash flow that the acquired towers will generate and the overall future performance of the acquired towers post-closing, (2) the financial impact of the acquisition, including the accretive impact of the transactions to the Company’s adjusted funds from operations per share, (3) the quality and characteristics of the acquired towers, and (4) the Company’s expectations regarding the Brazilian telecommunications industry. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on February 27, 2012 and its other filings with the SEC. The Company wishes to caution readers that certain important factors may have affected, and could in the future affect, the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the expectations expressed in this press release, these risk factors include, but are not limited to, (1) the Company’s ability to accurately estimate the future financial performance of the acquired towers based on the diligence conducted prior to the execution of the agreement, (2) the Company’s ability to successfully integrate the acquired towers, (3) the ability and willingness of Brazilian wireless service providers to maintain or increase their capital expenditures, (4) the Company’s ability to secure and retain as many Brazilian site leasing tenants as planned at anticipated lease rates, (5) the cost of establishing operations in a new country, (6) the economic climate for the wireless communications industry in Brazil in general and the wireless communications infrastructure providers in particular and (7) those additional risk factors set forth in the Company’s 10-K and its other filings with the SEC. This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North, South and Central America. By “Building Better Wireless”, SBA generates revenue from two primary businesses - site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. For more information please visit: www.sbasite.com.

Contacts:

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431

###